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                                                    EXHIBIT (1)

                      COOPERS & LYBRAND L.L.P.
                         100 Pearl Street
                      Hartford, Connecticut
                           06103-4508


December 29, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by The United
Illuminating Company in Amendment No. 1 to Form 8-K, dated December 11, 1995, which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K. We agree with the statements concerning our Firm in such Form 8-K, as amended.

Very truly yours,



/s/ Coopers & Lybrand L.L.P.
----------------------------


Coopers & Lybrand L.L.P.